SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                February 4, 1998


                            EMPLOYEE SOLUTIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Arizona
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


             0-22600                                86-0676898
       ----------------------             ---------------------------------
       Commission File Number             (IRS Employer Identification No.)


           6225 North 24th Street, Phoenix, AZ        85016
         -----------------------------------------------------
         Address of principal executive offices)    (Zip Code)

                                 (602) 955-5556
               --------------------------------------------------
               Registrant's telephone number, including area code

                               Page 1 of 6 Pages
                            Exhibit Index on Page 2

Item 5. Other Events.
        -------------

         On February 4, 1998, the Board of Directors of Employee Solutions, Inc., an Arizona corporation (the "Company"), adopted a shareholder rights agreement (the "Rights Agreement") and declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock without par value (the "Common Shares"), of the Company. The dividend is payable to the shareholders of record as of 5:00 P.M., New York time, on February 20, 1998 (the "Effective Date"). Each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Junior Participating Preferred Stock, Series A, without par value, upon the terms and conditions of the Rights Agreement adopted by the Board of Directors.


Item 7.           Exhibits.
-------           ---------

                  1. Press Release dated February 9, 1998 announcing the adoption of the Rights Plan.

                                Page 2 of 6 Pages

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EMPLOYEE SOLUTIONS, INC.

                                        By:  /s/ Paul M. Gales
                                             -------------------------------
                                        Name:        Paul M. Gales
                                        Title:       Senior Vice President
                                                     and General Counsel

Dated:  February 18, 1998
                                Page 3 of 6 Pages

                                  EXHIBIT INDEX
                                  -------------

Exhibit                          Description                           Page
-------                          -----------                           ----
   1      Press Release dated February 9, 1998 announcing the           5
          adoption of the Rights Plan

                               Page 4 of 6 Pages